           As filed with the Securities and Exchange Commission on June 11, 1996
                                                 Registration No. 333-05025
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                              AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                              MEDICALCONTROL, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                          (State or other jurisdiction
                       of incorporation or organization)

                                   75-2297429
                      (I.R.S. Employer Identification No.)
                                _______________

                        9649 WEBB CHAPEL ROAD, SUITE 500
                              DALLAS, TEXAS 75220
                                 (214) 352-2666
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                _______________

                           JOHN WARD HUNT, PRESIDENT
                              MEDICALCONTROL, INC.
                        9649 WEBB CHAPEL ROAD, SUITE 500
                              DALLAS, TEXAS 75220
                                 (214) 352-2666
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                _______________

                        Copies of all communications to:

                           ANDREW N. BERNSTEIN, ESQ.
                           ANDREW N. BERNSTEIN, P.C.
                          5445 DTC PARKWAY, SUITE 520
                       GREENWOOD VILLAGE, COLORADO 80111
                           TELEPHONE:  (303) 770-7131
                           FACSIMILE:  (303) 770-7332
                                _______________
________________________________________________________________________________

     Approximate date of proposed sale to the public:

     As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [  ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                _______________


================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF            AMOUNT TO BE    PROPOSED   PROPOSED   AMOUNT OF
SECURITIES TO BE    REGISTERED (1)  MAXIMUM    MAXIMUM    REGISTRATION
REGISTERED                          OFFERING   AGGREGATE  FEE
                                    PRICE PER  OFFERING
                                    SHARE (2)  PRICE (2)
- --------------------------------------------------------------------------------
Common Stock,
$.01 par value      200,000 shares  $5.88      $1,176,000  $406.00
================================================================================

     (1) Pursuant to Rule 416, this Registration Statement covers any additional shares of Common Stock ("shares") which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457 of the Securities Act of 1933, as amended, based on the last sales price of the Common Stock of MedicalControl, Inc. as reported on the Nasdaq National Market within five business days prior to the date of filing of the Registration Statement.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John Ward Hunt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on June 11, 1996.
                                                    -------------

                                        MEDICALCONTROL, INC.
                                        Registrant

                                        By: /s/ JOHN WARD HUNT
                                        -------------------------
                                        John Ward Hunt, President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                  Date
- --------------------------   -----------------------------------  -------

/s/ JOHN WARD HUNT           President, Chief Executive Officer,  6/11/96
- --------------------------                                        -------
John Ward Hunt               Chief Financial Officer, Chief
                             Accounting Officer and Chairman of
                             the Board of Directors

- --------------------------   Chief Operating Officer and
Robert O. Brooks             Secretary                            -------

/s/ ROBERT W. PHILIP         Director                             6/11/96
- --------------------------                                        -------
Robert W. Philip

- --------------------------
William L. Amos, Jr., M.D.   Director                             -------

/s/ DAVID SAMUEL COATS       Director                             6/11/96
- --------------------------                                        -------
David Samuel Coats